Exhibit 99.1

KITE REALTY GROUP TRUST ANNOUNCES APPROVAL OF INLAND MERGER TRANSACTION PROPOSALS

INDIANAPOLIS, IN, June 24, 2014 – Kite Realty Group Trust (NYSE:KRG) (“Kite Realty”) announced that at its special meeting held today, shareholders overwhelmingly approved the issuance of common shares to stockholders of Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), pursuant to the definitive merger agreement dated February 9, 2014, and approved an amendment to Kite Realty’s Articles of Amendment and Restatement of Declaration of Trust to increase the total number of authorized common shares from 200,000,000 to 450,000,000. Approximately 92.7% of the outstanding Kite Realty common shares voted with respect to the issuance of common shares to Inland Diversified stockholders in connection with the merger, with approximately 99.9% of the votes cast in favor of this proposal. Approximately 92.7% of the outstanding Kite Realty common shares voted with respect to the amendment to increase the total number of authorized common shares, with approximately 98.1% of the votes cast in favor of the proposed amendment.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on or after July 1, 2014. As a result of the merger, each former share of Inland Diversified’s common stock will be converted into the right to receive 1.707 newly issued common shares of Kite Realty. Following completion of the merger, the common shares of Kite Realty will continue to trade under the existing ticker symbol “KRG” on the New York Stock Exchange.

About Kite Realty

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. At March 31, 2014, the company owned interests in a portfolio of 68 operating and redevelopment properties totaling approximately 11.8 million square feet and two properties currently under development totaling 0.7 million square feet. For more information, please visit the company’s website at www.kiterealty.com.

CONTACT:                               Kite Realty Group Trust
Daniel R. Sink, Executive Vice President and CFO

317-577-5600

dsink@kiterealty.com

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss Kite Realty’s expectations (including any use of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “outlook,” “project”, “should” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon current beliefs as to the outcome and timing of future events. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Kite Realty operates and beliefs of and assumptions made by its management, involve uncertainties that could significantly affect the financial results of Kite Realty, Inland Diversified or the combined company. There can be no assurance that actual future developments affecting Kite Realty, Inland Diversified or the combined company will be those anticipated by Kite Realty or Inland Diversified. Examples of forward-looking statements include projected 2014 fully diluted FFO, share of depreciation and amortization, reported FFO per share, projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of Kite Realty or Inland Diversified) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets and interest rates; the demand for and market acceptance of either company’s properties for rental purposes; the ability of either company to enter into new leases or renewal leases on favorable terms; the amount and growth of either company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions and competition in those areas where either company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; the outcome of claims and litigation involving or affecting either company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; risks associated with acquisitions, including the integration of the combined companies’ businesses; risks associated with achieving expected revenue synergies or cost savings; risks associated with the companies’ ability to consummate the Merger and the timing of the closing of the Merger; and other risks and uncertainties detailed from time to time in Kite Realty’s or Inland Diversified’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the business, financial condition, liquidity, cash flows and financial results of either company could differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Kite Realty does not undertake to update forward-looking statements except as may be required by law.